INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference of our report dated December 15, 2006 on the financial statements of Meritor WABCO Vehicle Control Systems as of and for the fiscal year ended September 30, 2006 appearing in Item 15 of this Annual Report on Form 10-K/A of ArvinMeritor, Inc. for the fiscal year ended September 30, 2008 in the following Registration Statements:

                           Registration

Form       Statement No.       Description

S-8          333-141186          2007 Long-Term Incentive Plan

S-3          333-143615          Registration of convertible notes, guarantees and common stock

S-3          333-134409          Registration of convertible notes, guarantees and common stock

S-8          333-107913          ArvinMeritor, Inc. Savings Plan

S-8          333-123103          ArvinMeritor, Inc. Hourly Employees Saving Plan

S-3          333-58760          Registration of debt securities

S-8          333-49610          1997 Long-Term Incentives Plan

S-3          333-43118          ArvinMeritor, Inc. 1988 Stock Benefit Plan

S-3          333-43116          ArvinMeritor, Inc. 1998 Stock Benefit Plan

S-3          333-43112          ArvinMeritor, Inc. Employees Stock Benefit Plan

S-8          333-42012          Employee Stock Benefit Plan, 1988 Stock Benefit Plan, and 1998
                                                       Employee Stock Benefit Plan

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
December 18, 2008